Exhibit 1.1
24,000,000 Shares
Aurora Oil & Gas Corporation
Common Stock
UNDERWRITING AGREEMENT
[                     __], 2006
JOHNSON RICE & COMPANY L.L.C.
KeyBanc Capital Markets
   a Division of McDonald Investments, inc.
Morgan Keegan & Company, Inc.
As Representatives of the several Underwriters
c/o JOHNSON RICE & COMPANY L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113
Ladies and Gentlemen:
          Introductory. Aurora Oil & Gas Corporation, a Utah corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 16,000,000 shares of common stock (the “Primary Shares”), par value $.01 per share (the “Shares”), of the Company and Rubicon Master Fund, a stockholder of the Company (the “Selling Stockholder”) proposes to sell to the Underwriters an aggregate of 8,000,000 Shares (the “Secondary Shares” and together with the Primary Shares, the “Firm Shares”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 3,600,000 Shares (the “Optional Shares”), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Johnson Rice & Company L.L.C. (“JRCO”), KeyBanc Capital Markets, a Division of McDonald Investments, Inc. and Morgan Keegan & Company, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-137176), and amendments thereto, and related preliminary prospectuses to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the prospectus, financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term

“Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is called a “preliminary prospectus.” As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means any preliminary prospectus. As used herein, the terms “Registration Statement,” “preliminary prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein pursuant to Rule 411 under the Securities Act, which were filed under the Exchange Act on or before the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to (i) the Registration Statement, 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(A)(m) of this Agreement. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to Rule 411 under the Securities Act, which were filed under the Exchange Act on or before the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be.
          The Company and the Selling Stockholder, severally and not jointly, hereby confirm their respective agreements with the Underwriters as follows:
     Section 1. Representations and Warranties
     A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter and the Selling Stockholder as follows:
     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company was eligible to file the Registration Statement on Form SB-2 pursuant to general instruction A.1 thereof at the time of the filing of the Registration Statement and continuously through the date on which the Registration Statement was declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(c) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.
     (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses, Time of Sale Prospectus, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.
     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, Time of Sale Prospectus, the Prospectus or the Registration Statement or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.
     (d) Independent Accountants. Rachlin, Cohen & Holtz, LLP (i) was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board as of the date hereof and, to the knowledge of the Company, continues to hold this status and (ii) to the knowledge of the Company, is, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act.

     (e) Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Prospectus and Time of Sale Prospectus present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and the statements of operations, stockholders’ equity and comprehensive income and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. The selected historical financial data and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The other financial and statistical data set forth in the Registration Statement and included in either the Prospectus or the Time of Sale Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and either the Prospectus or the Time of Sale Prospectus that are not included as required. The Company has not engaged in or effected any transaction or arrangement that would constitute an “off-balance sheet arrangement” (as defined in Item 303 of Regulation S-B of the Commission (“Regulation S-B”)). All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures have been presented in compliance with Item 10 of Regulation S-B.
     (f) Reserve Report Data. The oil and gas reserve estimates of the Company and its Subsidiaries (as defined below) relating to the Company’s and its Subsidiaries’ interests described in the reserve report letters included as annexes to the Prospectus and the Time of Sale Prospectus (the “Reserve Report Letters”) have been prepared by independent reserve engineers in accordance with Commission guidelines, including, without limitation, Regulation S-X and Industry Guide 2 under the Securities Act, applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its Subsidiaries at the dates indicated. The other oil and gas reserve estimates of the Company and its Subsidiaries contained in the Registration Statement and included in the Prospectus and Time of Sale Prospectus have been prepared by the Company in accordance with Commission guidelines, including, without limitation, Regulation S-X and Industry Guide 2 under the Securities Act, applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its Subsidiaries at the dates indicated. The information underlying the estimates of reserves of the Company and its Subsidiaries, which was provided to such independent reserve engineers for purposes of preparing reserve reports and estimates of the Company and preparing the Reserve Report Letters including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. The information relating to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, if any, included in the Time of Sale Prospectus, is true and correct in all material respects as of and at the dates indicated and such information was supplied and was prepared in accordance with customary industry practices. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Registration Statement, Prospectus and Time of Sale Prospectus, the Company is not aware of any facts or circumstances that would cause a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, Prospectus or Time of Sale Prospectus.

     (g) No Material Adverse Change in Business. Except as disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and its Subsidiaries taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its Subsidiaries, which is material to the Enterprise, (iv) change in the capital stock of the Company or any of its Subsidiaries (other than as the result of the exercise of outstanding options described in the Time of Sale Prospectus), (v) change in the outstanding indebtedness of the Company or any of its Subsidiaries, which is material to the Enterprise, (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company or, except for dividends paid to the Company or other Subsidiaries, on any class of capital stock of any of its Subsidiaries, or (vi) repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.
     (h) Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X (each of which is set forth on Schedule B hereto) (the “Subsidiaries,” and each a “Subsidiary”) has been duly organized and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Time of Sale Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company and each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in the Time of Sale Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim (other than any security interest, mortgage, pledge, lien or encumbrance arising under the senior credit facility of the Company described in the Time of Sale Prospectus). Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries, other than such other entities which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.
     (i) Capitalization. The authorized capital stock of the Company, and the issued and outstanding capital stock of the Company as of the date hereof after giving effect to the offering of the Shares and the other transactions contemplated by this Agreement and assuming the exercise by the Underwriters of the option to purchase the Optional Shares, as provided in Section 2, is as set forth in the Time of Sale Prospectus under the caption “Capitalization” under the “As Adjusted” column (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon exercise of outstanding options described in the Time of Sale Prospectus). All shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, have been issued in compliance with federal and state securities laws, and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive rights, rights of first refusal or similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement or in the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Prospectus, the Company has not offered, sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under or Regulations D or S of, the Securities Act, that would be integrated under the Securities Act with the Offered Shares.
     (j) Other Securities. Except as accurately described in the Time of Sale Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any equity interests of the Company or any of its Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its Subsidiaries any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any of its Subsidiaries to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
     (k) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the American Stock Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration of listing.
     (l) Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.
     (m) Authorization and Description of Offered Shares. The Offered Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement. When the Company issues and delivers the Offered Shares pursuant to this Agreement against payment of the consideration set forth herein, the Offered Shares will be validly issued, fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; the issuance by the Company of the Offered Shares is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has authorized and available a sufficient number of Shares for issuance of the Offered Shares pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Shares.
     (n) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or operating agreement or similar organizational document, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and in the Time of Sale Prospectus including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described therein, and the compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the charter or by-laws or operating agreement or similar organizational document of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
     (o) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal operators, contractors, suppliers or customers, which, in either case, would result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries.
     (p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed in the Time of Sale Prospectus), or which might result in a Material Adverse Change, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of any and all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Change.
     (q) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus pursuant to Form SB-2 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-B or incorporated by reference therein which have not been so described, filed or incorporated as required.
     (r) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions,

copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Change; and the expected expiration of any rights in any such Intellectual Property would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries, or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any of its Subsidiaries or otherwise in violation of any rights of any persons.
     (s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the offering, issuance or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by the National Association of Securities Dealers (“NASD”).
     (t) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the American Stock Exchange in accordance with Regulation M.
     (u) Possession of Licenses and Permits. The Company and each of its Subsidiaries possesses such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of its assets and to conduct the business now operated by it, except where the failure to have obtained the same would not cause a Material Adverse Change; the Company and each Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate cause a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Change; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

     (v) Properties. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus or such as in the aggregate does not now cause or will in the future cause a Material Adverse Change, the Company and each of its Subsidiaries has title to its properties as follows: (a) with respect to its wells (including leasehold interests and appurtenant personal property) and its non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), the Company and each of its Subsidiaries has good and marketable title free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to its non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the Company’s or the Subsidiary’s acquisition thereof; (c) with respect to its real property other than oil and gas interests, the Company and its Subsidiaries has good and marketable title free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to its personal property other than that appurtenant to its oil and gas interests, the Company and each of its Subsidiaries has good and marketable title free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any of its Subsidiaries lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any of its Subsidiaries as presently conducted or as the Registration Statement, the Prospectus or the Time of Sale Prospectus indicates it contemplates conducting, except as may be properly described in the Registration Statement, the Prospectus or the Time of Sale Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Change.
     (w) Insurance. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of its businesses and as are customary for the business in which it is engaged; all such policies of insurance insuring the Company and each of its Subsidiaries are in full force and effect and the Company has no reason to believe that it will not be able to renew its or any of its Subsidiaries existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. To the knowledge of the Company, since January 1, 2003, neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (x) Taxes. The Company and each of its Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.
     (y) Investment Company Act. Neither the Company nor any of its Subsidiaries is required, nor upon the issuance and sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will be required, to register as an “investment company” within the meaning of such term under the

Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     (z) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its Subsidiaries (or, to the knowledge the Company or any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any of its Subsidiaries to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any of its Subsidiaries or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Time of Sale Prospectus, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (aa) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (bb) Internal Accounting. Subject to such exceptions, if any, as could not reasonably be expected to cause a Material Adverse Change, the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (cc) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, (i) the Company is not aware of material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information, (ii) the Company’s audit committee of the Company’s board of directors and the Company’s independent registered public accounting firm have been made aware of any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information and (iii) the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (dd) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required to be described or incorporated by reference in the Prospectus and which is not so described or incorporated. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.
     (ee) Brokers. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.
     (ff) No Outstanding Loans or Other Extensions of Credit. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.
     (gg) Sarbanes-Oxley Act of 2002. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.
     (hh) Certain Payments. Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (ii) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or any of its Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor its Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and its Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any of its Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
     (jj) Corporate Records. The minute book of the Company and each of its Subsidiaries has been made available to the Underwriters and counsel for the Underwriters, and each such book (i) reflects all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its Subsidiaries since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.
     (kk) Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.
     (ll) Prospectus Statements. The statements set forth in the Time of Sale Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” “Business,” “Related Party Transactions,” and “Description of Common Stock,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
     (mm) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Offered Shares.
     (nn) Statistical and Market-Related Data. The statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

     (oo) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (pp) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company that is delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter and its counsel as to the matters covered thereby.
     B. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents, warrants and covenants to each Underwriter as follows:
     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles.
     (b) Title to Offered Shares to be Sold. The Selling Stockholder has, and on the First Closing Date will have, good and valid title to all of the Secondary Shares which may be sold by the Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Secondary Shares that may be sold by the Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder; provided that no representation is made as to compliance with state securities or “blue sky’ laws, foreign securities laws or the NASD review of the offering of the Secondary Shares.
     (c) Delivery of the Offered Shares to be Sold. Subject to the removal of any restrictive legends relating to federal or state securities law resale restrictions in connection with the Secondary Shares, the delivery of the Secondary Shares which are sold by the Selling Stockholder pursuant to this Agreement will pass good and valid title to such Secondary Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

     (d) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default (with or without notice or the lapse of time or both) under, except for breaches or defaults that would not adversely affect the Selling Stockholder’s ability to fulfill its obligations under this Agreement, in any material respect, or require the consent of any other party to, the organizational documents of the Selling Stockholder or any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except as required under applicable state securities or blue sky laws and from the NASD.
     (e) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. The Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except to the extent exercised and so included or hereby waived, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company, except for such rights as the Selling Stockholder has waived prior to the date hereof and as have been described in the Registration Statement and Time of Sale Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Time of Sale Prospectus.
     (f) No Further Consents, etc. Except for such consents, approvals and waivers which have been obtained by the Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.
     (g) Disclosure Made by The Selling Stockholder in the Prospectus. All information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement and Time of Sale Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, to the extent such information relates to the Selling Stockholder, which information consists solely of the information which relates to the Selling Stockholder set forth in the Registration Statement and Time of Sale Prospectus under the captions “Prospectus Summary—Selling Shareholder” and “Principal and Selling Shareholders,” contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.
     (h) No Price Stabilization or Manipulation; Compliance with Regulation M. The Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.
     (i) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Offered Shares.
     (j) Distribution of Offering Materials by the Selling Stockholder. The Selling Stockholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus or the Registration Statement.
     The Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     Section 2. Purchase, Sale and Delivery of the Offered Shares.
     (a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [___] Firm Shares and (ii) the Selling Stockholder agrees to sell to the several Underwriters an aggregate of [___] Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholder the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholder shall be $[___] per share.
     (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas (or such other place as may be agreed to by the Company, the Selling Stockholder and the Representatives) at 9:00 a.m. Dallas time, on ___, 2006 [Fourth Business Day After Signing], or such other time and date not later than 1:30 p.m. New York time, on ___ ___, 2006 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholder hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholder or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.
     (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.
     (d) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Stockholder that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.
     (e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Stockholder shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Selling Stockholder.
     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. JRCO, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Secondary Shares to be sold by the Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder.
     (f) Delivery of the Offered Shares. The Company and the Selling Stockholder shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them, respectively, at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in Dallas, Texas as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Additional Covenants.
     A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:
     (a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. Upon request, the Company shall furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City or, at your request, in New Orleans, Louisiana, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(A)(d) or 3(A)(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Prospectus or the Prospectus, including, if applicable, any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representatives’ consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) Free Writing Prospectuses. The Company shall not prepare, use or refer to any free writing prospectus in connection with the Offering.
     (d) Amendments to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (e) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
     (f) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If the delivery of a prospectus is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(b) hereof), file with the Commission and furnish at its own expense to the Underwriters and upon request to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(f).
     (g) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the

Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (h) Use of Proceeds. The Company shall apply the net proceeds, if any, from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
     (i) Transfer Agent. The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Shares.
     (j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (k) Periodic Reporting Obligations. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the American Stock Exchange all reports and documents required to be filed under the Exchange Act.
     (l) Listing. The Company will use its best efforts to effect and maintain the listing of the Offered Shares on the American Stock Exchange and to maintain the inclusion and quotation of the Shares on the American Stock Exchange unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.
     (m) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to JRCO an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to JRCO, that may be transmitted electronically by JRCO and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to JRCO, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.
     (n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of JRCO (which consent may be withheld at the sole discretion of JRCO), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment to or replacement of such plan, (2) the Company may file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Shares or the issuance and exercise of options to purchase Shares granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan and (3) the Company may issue shares upon the exercise of warrants outstanding on the date hereof. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release, or a news or other event relating to the Company occurs that, in the good faith judgment of the Representatives, is material to the Company, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable.
     (o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.
     (p) No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
     B. Covenants of the Selling Stockholder. The Selling Stockholder further covenants and agrees with each Underwriter:
     (a) Agreement Not to Offer or Sell Additional Shares. The Selling Stockholder will not, without the prior written consent of JRCO (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act of 1934) by the Selling Stockholder, or publicly announce the Selling Stockholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period. The foregoing sentence shall not apply to (1) the Secondary Shares to be sold hereunder, (2) a transfer by the Selling Stockholder to an affiliate, provided that such affiliate agrees in writing to be bound for the Lock-Up Period, or (3) a pledge of Shares (other than the Secondary Shares) in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable.
     (b) No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Selling Stockholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
     (c) Delivery of Form W-8IMY and Supporting Tax Forms. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8IMY and supporting tax forms.
     C. JRCO, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road shows, (ix) the fees and expenses associated with listing the Offered Shares on the American Stock Exchange and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Expenses of the Selling Stockholder. The Selling Stockholder agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Stockholder and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by the Selling Stockholder to the Underwriters hereunder. This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholder, on the other hand.
     Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Comfort Letters. On the date hereof, the Representatives shall have received from:
     (i) Rachlin, Cohen & Holtz, LLP, independent certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information incorporated by reference in the Registration Statement, Time of Sale Prospectus, and the Prospectus (and the Representatives shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission (“Regulation S-X”); and

     (ii) Data & Consulting Services, Division of Schlumberger Technology Corporation, reserve engineers for the Company, a letter dated the date hereof addressed to the Underwriters, in the form attached hereto as Exhibit A (and the Representatives shall have received an additional four conformed copies of such letter for each of the several Underwriters).
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;
     (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
     (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, in the judgment of the Representatives there shall not have occurred, except as contemplated by the Prospectus, any Material Adverse Change.
     (d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Fraser, Trebilcock, Davis & Dunlap, P.C., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).
     (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.
     (f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

     (ii) the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (iii) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (g) Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from:
     (i) Rachlin, Cohen & Holtz, LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(i) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters); and
     (ii) Data & Consulting Services, Division of Schlumberger Technology Corporation, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(ii) of this Section 6 (and the Representatives shall have received an additional four conformed copies of such letter for each of the several Underwriters).
     (h) Opinion of Counsel for the Selling Stockholder. On the First Closing Date, the Representatives shall have received the opinion of Schulte Roth & Zabel LLP, counsel for the Selling Stockholder, dated as of such Closing Date, the form of which is attached as Exhibit C (and the Representatives shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).
     (i) Selling Stockholder’s Certificate. On the First Closing Date the Representatives shall receive a written certificate executed by the Selling Stockholder, dated as of such Closing Date, to the effect that:
     (i) the representations and warranties of the Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholder on and as of such Closing Date; and
     (ii) the Selling Stockholder has complied with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.
     (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each of the Company’s directors and executive officers and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

     (k) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholder at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.
     Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 (other than (b)(iii) or (e)), Section 12(i)(a) or Section 18, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
     Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.
     Section 9. Indemnification.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by JRCO) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by JRCO) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply in each case to the extent but only to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based on any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein. The Underwriters hereby acknowledge that the only information that the Selling Stockholder has furnished to the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) are the Selling Stockholder’s name and address, the numbers of shares of common stock set forth opposite the Selling Stockholder’s name and any information relating to the Selling Stockholder under the captions “Prospectus Summary—Selling Shareholder” and “Principal and Selling Shareholders” in the Prospectus. Notwithstanding anything to the contrary herein, the liability of the Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Secondary Shares sold by the Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.

     (c) Indemnification of the Company, its Directors and Officers and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholder by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Selling Stockholder hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as set forth in the third and eleventh paragraphs under the caption “Underwriting” in the Prospectus.
     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.
          The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.
          Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
          Notwithstanding the provisions of this Section 10, the Selling Stockholder shall not be required to contribute any amount in excess of an amount equal to the initial public offering price of the Secondary Shares sold by the Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.
     Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case the Representatives, the Company or the Selling Stockholder shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 12. Termination of this Agreement. The Representatives, by notice given to the Company and the Selling Stockholder, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriters to purchase the Optional Shares at any time prior to the Option Closing Date, as the case may be, if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the American Stock Exchange or (b) trading in securities generally on the American Stock Exchange, the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholder to any Underwriter, except that the Company and the Selling Stockholder shall be obligated to reimburse the expenses of the Representatives and the Underwriters to the extent provided in Sections 4 and 7 hereof, (b) any Underwriter to the Company or the Selling Stockholder, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.
     Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholder, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.
     Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representatives:
Johnson Rice & Company L.L.C.
KeyBanc Capital Markets, a Division of McDonald Investments, Inc.
Morgan Keegan & Company, Inc.
c/o Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113
Facsimile: (504) 566-0742
Attention: Joshua C. Cummings
with a copy to:
Vinson & Elkins L.L.P.
2001 Ross Avenue
Suite 37000
Dallas, Texas 75214
Facsimile: (214) 999-7857
Attention: Alan Bogdanow
If to the Company:
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive
Suite 100
Traverse City, Michigan 49684
Facsimile: (231) 931-0757
Attention: William Deneau
with a copy to:
Fraser, Trebilcock, Davis & Dunlap, P.C.
124 W. Allegan St.
Suite 1000
Lansing, Michigan 48933
Facsimile: (517) 482-0887
Attention: Iris K. Linder
If to the Selling Stockholder:
Rubicon Master Fund
c/o Rubicon Fund Management LLP
103 Mount St., London W1K2TJ
United Kingdom
Facsimile: (___)___-____
Attention:

with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Facsimile: (212) 593-5955
Attention: Peter Halasz
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.
     Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
     Section 18. Failure of the Selling Stockholder to Sell and Deliver Offered Shares. If the Underwriters have fulfilled all of their obligations under this Agreement and the Selling Stockholder shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by the Selling Stockholder at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholder, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 7, 9 and 10 hereof, the Company or the other Selling Stockholder, or (ii) purchase the shares which the Company has agreed to sell and deliver in accordance with the terms hereof. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by the Selling Stockholder pursuant to this Agreement at the First Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholder, to postpone the First Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     Section 19. Actions by the Representatives. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given jointly by the Representatives or by JRCO on behalf of the Representatives.

     Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Prospectus (and any amendments and supplements thereto) and the Time of Sale Prospectus, as required by the Securities Act and the Exchange Act.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Representatives the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AURORA OIL & GAS CORPORATION
By:
Name:
Title:

RUBICON MASTER FUND
By:
Name:
Title:

[Signature page to Underwriting Agreement]

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
JOHNSON RICE & COMPANY L.L.C.
KEYBANC CAPITAL MARKETS
    a Division of McDonald Investments, Inc.
MORGAN KEEGAN & COMPANY, INC.
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.
By JOHNSON RICE & COMPANY L.L.C.
    (On behalf of each of the Underwriters)
By:
Name: Joshua C. Cummings
Title: Partner

[Signature page to Underwriting Agreement]

SCHEDULE A

Number of
Firm Shares
Underwriters	to be Purchased
Johnson Rice & Company L.L.C	[___]
KeyBanc Capital Markets	[___]
Morgan Keegan & Company, Inc.	[___]

Total

SCHEDULE B
Subsidiaries
1.	Celebration Mining Company

2.	Aurora Energy, Ltd.

3.	Aurora Antrim North, LLC

4.	Aurora Operating, LLC

5.	Hudson Pipeline & Processing Co., LLC

6.	Bach Services & Manufacturing Company, L.L.C.

7.	Kingsley Development Company, L.L.C.

EXHIBIT A
FORM OF RESERVE REPORT LETTER
(Data & Consulting Services, Division of Schlumberger Technology Corporation)
A-1

EXHIBIT B
FORM OF OPINION OF COMPANY COUNSEL
(Fraser, Trebilcock, Davis & Dunlop, P.C.)
The final opinion in draft form should be attached as Exhibit B at the time this Agreement is executed.
     Opinion of counsel for the Company to be delivered pursuant to Section 6(d) of the Underwriting Agreement.
1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, and is duly qualified and is in good standing as a foreign corporation in the States of Michigan, Indiana, [ ] and [ ].
2.	The Company has the corporate power and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, Prospectus and Time of Sale Prospectus, and to enter into and perform its obligations under the Underwriting Agreement.
3.	Each subsidiary set forth on Exhibit A to such opinion (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is a corporation, partnership or limited liability company, as applicable, duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization, with power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus.
4.	Each Subsidiary is qualified to do business as a foreign corporation, partnership or limited liability company, as applicable, in good standing in each jurisdiction listed opposite its name on Exhibit A attached to such opinion.
5.	The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly executed and delivered by the Company.
6.	The execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement will not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument (a) filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2006 and June 30, 2006, or any of the Company’s Current Reports on Form 8-K filed subsequent to December 31, 2006 and (b) to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the assets, properties or operations of the Company or any Subsidiary is subject, and which is material to the Company or any Subsidiary, (ii) result in a violation of the Certificate of Incorporation or Bylaws (or similar organizational documents) of the Company or any Subsidiary, (iii) result in the violation of any law, rule or regulation of any Included Law or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority known to such counsel.
7.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or state governmental authority or agency is legally required for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations under the Underwriting Agreement except for (i) those that have been obtained or made, (ii) those required under Federal and state securities laws or blue sky laws and (iii) those that may be required under the rules and regulations of the National Association of Securities Dealers.
8.	The authorized capitalization of the Company is as set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus under “Description of Capital Stock.” The Common Stock conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus. All of the outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the charter and bylaws of the Company and the Business Corporations Act of the State of Utah. Except as set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
9.	All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued, is fully paid and non-assessable and are owned of record by the Company, directly or through Subsidiaries of the Company.
10.	There are no preemptive rights to subscribe for or to purchase the Offered Shares pursuant to the Company’s Certificate of Incorporation, the Business Corporations Act of the State of Utah or, to such counsel’s knowledge, any agreement or other instrument to which the Company is a party or by which it is bound.
11.	The form of stock certificate used to evidence the Offered Shares is in a form that complies in all material respects with all applicable statutory requirements under the Business Corporations Act of the State of Utah.
12.	The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

13.	The Offered Shares have been approved for listing on the American Stock Exchange.
14.	The Company was eligible to file the Registration Statement on Form SB-2 pursuant to General Instruction A.1 thereunder at the time of the filing thereof and as of the date hereof. The Registration Statement has been declared effective under the Securities Act and the Prospectus was filed with the Commission pursuant to Rule 424(b)[(1)] on . To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration

Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission.
15.	The Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve reports of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial or reserve engineering data contained therein or omitted therefrom, as to which such counsel expresses no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the Securities Act.
16.	The statements in the Prospectus and the Time of Sale Prospectus under the captions “Risk Factors—Risks Relating to Our Business—Our credit facilities have operating restrictions and financial covenants that limit our flexibility and may limit our borrowing capacity; needed increases in borrowing capacity may not be available,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulatory Considerations,” “Management,” “Related Party Transactions,” “Description of Common Stock,” and in items 24 and 26 of the Registration Statement, in so far as such statements constitute a summary of the documents referred to therein, matters of law, legal conclusions or legal proceedings, fairly present in all material respects the information required to be shown. To such counsel’s knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement, the Prospectus and the Time of Sale Prospectus that are not filed or described as required.
17.	To such counsel’s knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.
18.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
19.	To such counsel’s knowledge, the execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement (except as contemplated by the Registration Statement, the Prospectus or the Time of Sale Prospectus) will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject except for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances which, singularly or in the aggregate, would not cause a Material Adverse Change.
20.	To such counsel’s knowledge, neither the Company nor any of its Subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws, (ii) in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of it is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject of which such counsel has knowledge or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, singularly or in the aggregate, would not result in a Material Adverse Change.
21.	To such counsel’s knowledge, each of the Company and its Subsidiaries possesses all licenses, certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct its businesses, except for such licenses, certificates, authorizations or permits the failure of which to maintain would not cause a Material Adverse Change. To such counsel’s knowledge, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change. To such counsel’s knowledge, each of the Company and its Subsidiaries is in compliance with all applicable Federal, state, local and foreign laws, regulations, orders and decrees governing their business, except where noncompliance would not, singly or in the aggregate, result in a Material Adverse Change.
22.	Except as disclosed in the Registration Statement, Prospectus or Time of Sale Prospectus, to such counsel’s knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any governmental agency or body that is required to be disclosed therein or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.
Negative Assurance
     In the course of acting as counsel to the Company in connection with its preparation of the Registration Statement, the Prospectus and the Time of Sale Prospectus, prior to the filing of the Registration Statement, the Prospectus and the Time of Sale Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent petroleum engineers of the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to such counsel by the Company.
     Based on such counsel’s participation in such conferences and conversations, such counsel’s review of such records and documents as described above, such counsel’s understanding of the U.S. Federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises you that no information has come to its attention that causes it to believe that (1) the Registration Statement (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve reports of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial or reserve engineering data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve reports of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial or reserve engineering data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), as of                      P.M. (E.S.T.) on ______ ___, 2006 (which you have informed us is a time prior to the first sale of the Securities by the Underwriters) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve reports of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial or reserve engineering data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), at the time the Prospectus was filed with the Commission and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Such opinion shall be limited to the law of the State of Michigan, the Federal securities law of the United States and the Business Corporations Act of the State of Utah.

EXHIBIT C
FORM OF OPINION OF SELLING STOCKHOLDER’S COUNSEL
(Schulte Roth & Zabel LLP)
The final opinion in draft form should be attached as Exhibit C at the time this Agreement is executed.
     Opinion of counsel for the Company to be delivered pursuant to Section 6(h) of the Underwriting Agreement.
1.	Based upon the foregoing and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that assuming that you purchase the Shares on the First Closing Date for value and without notice of any “adverse claim” (as defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect on the First Closing Date in the State of New York (“NYUCC”)) with respect to the Shares, upon (i) (x) delivery to you of the stock certificate with respect to the Shares registered in the name of the Selling Stockholder with a duly executed and delivered stock power from the Selling Stockholder indorsed to you or (y) delivery to you of the stock certificate with respect to the Shares registered in your name and (ii) notation in the stock ledger of the Company of you as the registered owner of the Shares on the First Closing Date in the State of New York, you will be a “protected purchaser” (as defined in Section 8-303 of the NYUCC) with respect to the Shares, and you will acquire the Shares free and clear of any “adverse claim” (within the meaning of Section 8-102(a)(1) of the NYUCC).
C-1

EXHIBIT D
                     ___, 2006
Johnson Rice & Company L.L.C.
           As Representatives of the Several Underwriters
c/o Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113
RE: Aurora Oil & Gas Corporation (the “Company”)
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Johnson Rice & Company L.L.C. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-Up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Johnson Rice & Company L.L.C. waives, in writing, such extension; provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession, to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family; provided, further, that the foregoing restrictions shall not apply to the transfer by the undersigned to an affiliate; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to Johnson Rice & Company L.L.C. an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period
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pursuant to the preceding sentence will be delivered by Johnson Rice & Company L.L.C. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from all obligations under this letter.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
     The undersigned acknowledges and agrees that whether or not any Offering actually occurs depends on a number of factors, including market conditions.

Printed Name of Holder
By:
       Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)
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